Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cascade Financial Corporation

We consent to the incorporation by reference in Registration Statement (No. 33-94456) dated July 10, 1995, on Form S-8, in the registration statements (No. 333-32272, No. 333-97929, and No. 333-141329) and on Form S-3 (No. 333-156301) of Cascade Financial Corporation of our report dated March 10, 2010, relating to the consolidated balance sheets of Cascade Financial Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2009, and in our same report, with respect to Cascade Financial Corporation’s internal control over financial reporting as of December 31, 2009, which report is included in this annual report on Form 10-K of Cascade Financial Corporation for the year ended December 31, 2009.

/s/ Moss Adams LLP
Everett, Washington
March 10, 2010